UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2007
COMPASS DIVERSIFIED TRUST
(Exact name of registrant as specified in its charter)

Delaware	0-51937	57-6218917
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)
COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-51938	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Acquisition of New Businesses
Compass Group Diversified Holdings LLC (the “Company”), a wholly owned subsidiary of Compass Group Diversified Trust (the “Trust” and, together with the LLC, collectively “CODI,” “us” or “we”) in the ordinary course of its business acquires and manages small to middle market businesses. The following descriptions relate to the recent acquisition of two such businesses.
Aeroglide Corporation
On February 28, 2007, Aeroglide Holdings, Inc., a majority-owned subsidiary of the Company (the “Buyer”), entered into a Stock Purchase Agreement with Aeroglide Corporation (“Aeroglide”) and the shareholders of Aeroglide (the “Sellers”) to purchase, and consummated the purchase of, all of the outstanding capital stock of Aeroglide owned by the Sellers.
The Company paid an aggregate of approximately $57.4 million in cash for its majority owned share of the Aeroglide stock and its portion of transaction expenses which totalled approximately $1.2 million. The Company’s cash consideration and transaction expenses were funded by the Company through available cash and a drawing on the Company’s existing revolving credit facility. As a result of the transaction, CODI will own a substantial majority of the equity of Buyer. Aeroglide’s management and affiliates of two of CODI’s lenders invested in the transaction and will own minority interests in Buyer.
Founded in 1940 and based in Carey, North Carolina, Aeroglide is a leading global designer and manufacturer of industrial drying and cooling equipment. Aeroglide’s specialized thermal processing equipment is designed to remove moisture and heat from, as well as roasting, toasting, and baking a variety of processed products. The Company’s machinery is used in the production of a variety of human foods, animal and pet feeds, and industrial products.
Concurrent with the closing of the Buyer’s acquisition of Aeroglide, the Company provided a credit facility to the Buyer, as Co-Borrower and Aeroglide, as Borrower, which funded, in part, the Buyer’s purchase of Aeroglide’s stock from the Sellers and made available to the Buyer and Aeroglide a secured revolving loan commitment and secured term loans. The loans to Buyer and Aeroglide are secured by security interests in all of the assets of Buyer and Aeroglide and the pledge of the equity interests in Aeroglide and its subsidiaries. In addition to being similar to the terms and conditions of the credit facilities in place with our existing businesses, the Company believes that the terms of the loans are fair and reasonable given the leverage and risk profile of Buyer and Aeroglide.
Compass Group Management LLC, our manager, performed transaction services for the Buyer for which it received fees and expense payments from Aeroglide totaling approximately $0.6 million.
HALO Branded Solutions, Inc.
On February 28, 2007, HALO Holding Corporation, a majority-owned indirect subsidiary of the Company (the “Buyer”) entered into a Stock Purchase Agreement with HA-LO Holdings, LLC (the “Seller”) to purchase, and consummated the purchase of, all of the outstanding capital stock of HALO Branded Solutions, Inc. (“HALO”) owned by the Seller.
The Company paid an aggregate of approximately $61.3 million in cash for its majority owned share of the HALO stock, net of indebtedness of HALO retired in connection with the closing and for its portion of transaction expenses which totalled approximately $1.1 million. The Company’s portion of the cash consideration and transaction expenses were funded by the Company through available cash and a drawing on the Company’s existing credit facility. As a result of the transaction, CODI will own a substantial majority of the equity of a newly formed limited liability company, which will own all of the stock of Buyer. HALO’s management and affiliates of two of CODI’s lenders invested in the transaction and will own minority interests in the limited liability company.
Founded in 1952 and based in Sterling, Illinois, HALO is a leading distributor of customized promotional products. HALO’s account executives work with a diverse group of end customers to develop the most effective means of communicating a logo or marketing message to a target audience.

Operating under the brand names HALO and Lee Wayne, HALO provides its more than 30,000 customers a one-stop-shop resource for design, sourcing, management and fulfillment across all categories of its customers’ promotional products needs.
Concurrent with the closing of the Buyer’s acquisition of HALO, the Company provided a credit facility to the Buyer, as Co-Borrower and HALO, as Borrower, which funded, in part, the Buyer’s purchase of HALO’s stock from the Sellers and made available to HALO a secured revolving loan commitment and secured term loans. The loans to the Buyer and HALO are secured by security interests in all of the assets of the Buyer and HALO and the pledge of the equity interests in the Buyer, HALO and HALO’s subsidiaries. In addition to being similar to the terms and conditions of the credit facilities in place with our existing businesses, the Company believes that the terms of the loans are fair and reasonable given the leverage and risk profile of the Buyer and HALO.
Compass Group Management LLC, our manager, performed transaction services for the Buyer for which it received fees and expense payments totaling approximately $0.6 million.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

99.1	Press Release of the Company dated March 1, 2007 announcing the purchase of Aeroglide stock and HALO Stock.

99.2	Stock Purchase Agreement, dated as of February 28, 2007, among Aeroglide Corporation, the shareholders of Aeroglide Corporation and Aeroglide Holdings, Inc.

99.3	Stock Purchase Agreement, dated as of February 28, 2007, by and between HA-LO Holdings, LLC and HALO Holding Corporation.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2007	COMPASS DIVERSIFIED TRUST

	By:	/s/ James J. Bottiglieri James J. Bottiglieri
Regular Trustee
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2007	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ James J. Bottiglieri James J. Bottiglieri
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.
99.1	Press Release of the Company dated March 1, 2007 announcing the purchase of Aeroglide stock and HALO Stock.

99.2	Stock Purchase Agreement, dated as of February 28, 2007, among Aeroglide Corporation, the shareholders of Aeroglide Corporation and Aeroglide Holdings, Inc.

99.3	Stock Purchase Agreement, dated as of February 28, 2007, by and between HA-LO Holdings, LLC and HALO Holding Corporation.

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